Exhibit 99.1

        FOR IMMEDIATE RELEASE

Public Relations Contact: Teresa Morrow Corporate Communications Director 651-312-3570 tmmorrow@bremer.com	Financial Contact: Stuart F. Bradt Controller 651-734-4717 sfbradt@bremer.com

BREMER REPORTS THIRD QUARTER 2004 EARNINGS

    St. Paul, Minn. (October 26, 2004) — Bremer Financial Corporation reported net income of $16.4 million for the three months ended September 30, 2004, an increase of 7.1% from the $15.3 million earned for the same three-month period in 2003. On a year-to-date basis through September 30, 2004, net income was $45.7 million, compared to $46.9 million earned in the first nine months of 2003. Return on average equity for the third quarter of 2004 was 13.45% compared to 13.40% in the third quarter of 2003, while return on average assets was 1.11% in the third quarter of 2004 compared to 1.12% in the third quarter of 2003.

“The strong performance of our company is a tribute to the outstanding efforts of our 1,800 talented employees,” said Stan Dardis, Bremer CEO. “They remain focused on understanding clients’ needs and offering outstanding customer service and great products to satisfy those needs. The result of their efforts benefits not only our clients, but also our communities, as we are able to funnel more revenue to our major shareholder – the Otto Bremer Foundation – which in turn distributes millions of dollars in contributions to our communities every year.”

Net interest income for the third quarter of 2004 was $50.5 million, an increase of $4.0 million from the $46.5 million reported for the same period a year ago. Net interest margin declined to 3.76% in the third quarter of 2004 from 3.81% in the third quarter of 2003. On a year-to-date basis, net interest income increased $4.7 million or 3.4% from the first nine months of 2003, while net interest margin decreased to

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Bremer Reports Third Quarter 2004 Earnings

3.70% from 3.94%. Offsetting the decline in net interest margin when comparing the two nine-month periods was an increase in average loans and leases of $369.0 million, or 9.8%.

The decline in net interest margin is primarily the result of the prolonged low interest rate environment. The average yield on earning assets declined 47 basis points when comparing the first nine months of 2004 with the first nine months of 2003. Meanwhile, and largely as a result of competitive pressure in deposit markets and already historically low deposit rates, Bremer was able to reduce the average cost of interest bearing liabilities by only 24 basis points when comparing the same two periods. With the recent increases in market interest rates, the net interest margin increased in the third quarter, and Bremer anticipates continued improvement during the final quarter of 2004.

Noninterest income of $19.3 million in the third quarter of 2004 reflected a $3.2 million or 14.3% decrease from the $22.5 million of noninterest income recorded in the third quarter of 2003. Increases of 11.9%, 9.2% and 6.7% in brokerage revenues, service charges, and investment management and trust fees, respectively, were more than offset by lower gains on the sale of loans. When comparing the third quarter of 2004 to the third quarter of 2003, brokerage revenues, deposit service charges and investment management and trust fees increased a combined $1.0 million or 8.9%, while gains on the sale of loans declined $3.9 million. The decline in gains on sale of loans in the third quarter of 2004 was caused by a reduced level of residential mortgage loan refinancing activity.

Noninterest expense increased $1.2 million or 2.8% to $42.8 million in the third quarter of 2004 from $41.7 million in the third quarter of 2003. On a year-to-date basis, total noninterest expense increased $2.6 million or 2.1% to $127.4 million in 2004 from $124.8 million in 2003. Offsetting some of the increase in noninterest expenses were recently improved trends in medical claims activity, which resulted in a reduction in employee health costs in the first nine months of 2004 as compared to the first nine months of 2003.

Nonperforming assets at September 30, 2004 were $16.4 million, compared to $23.9 million at December 31, 2003 and $27.7 million at September 30, 2003. Correspondingly, the ratio of nonperforming assets to total loans, leases and other real estate owned (OREO) decreased to 0.37% at September 30, 2004 from 0.60% at December 31, 2003 and 0.70% at September 30, 2003.

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Bremer Reports Third Quarter 2004 Earnings

Bremer recorded net charge-offs of $656.0 thousand in the third quarter of 2004 compared to net charge-offs of $4.8 million in the third quarter of 2003 and net recoveries of $345 thousand in the second quarter of 2004. A provision for credit losses of $1.7 million was recorded in the third quarter of 2004 compared to $4.2 million in the third quarter of 2003 and $943 thousand in the second quarter of 2004. Bremer’s ratio of reserve to total loans and leases was 1.41% at September 30, 2004, decreasing from 1.49% at December 31, 2003 and 1.57% at September 30, 2003. Meanwhile, reserve coverage on nonperforming loans and leases increased to 429% at September 30, 2004 from 290% at December 31, 2003 and 269% at September 30, 2003.

Bremer Financial Corporation is a privately-held, $6.0 billion regional financial services company jointly owned by its employees and the Otto Bremer Foundation. Founded in 1943 by Otto Bremer, the company is headquartered in St. Paul, MN and provides a comprehensive range of banking, investment, trust and insurance services to over 100 locations in Minnesota, North Dakota and Wisconsin. Company profits are distributed in the form of charitable grants by the Otto Bremer Foundation to communities throughout the company’s footprint.

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Except for historical information contained herein, the statements made in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risk and uncertainties, including statements regarding the intent, belief or current expectations of Bremer Financial Corporation and its management as to Bremer’s strategic directions, prospects and future results. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including our competitive environment, economic and other conditions in the markets in which we operate, governmental regulation, including policies and enactments of the Federal Reserve Board, the failure of any proposed acquisitions to be completed for any reason, the failure to successfully integrate any acquisitions, and other risks set forth in Exhibit 99.1 to Bremer’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission, which is incorporated herein by reference.

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Bremer Reports Third Quarter 2004 Earnings

BREMER FINANCIAL CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts)

	Three months ended September 30,			Nine months ended September 30,
	2004	2003	Change	2004	2003	Change
Operating Results:
Total interest income	$73,038	$68,022	7.37%	$208,864	$206,036	1.37%
Total interest expense	22,541	21,543	4.63	65,175	67,063	(2.82)

Net interest income	50,497	46,479	8.64	143,689	138,973	3.39
Provision for credit losses	1,713	4,220	(59.41)	5,599	10,376	(46.04)

Net interest income after provision for credit losses	48,784	42,259	15.44	138,090	128,597	7.38
Noninterest income	19,262	22,480	(14.31)	58,990	67,745	(12.92)
Noninterest expense	42,809	41,651	2.78	127,393	124,830	2.05

Income before income tax expense	25,237	23,088	9.31	69,687	71,512	(2.55)
Income tax expense	8,836	7,777	13.62	23,942	24,626	(2.78)

Net income	$16,401	$15,311	7.12%	$45,745	$46,886	(2.43)%

Net income per share	$1.36	$1.28	7.12%	$3.81	$3.91	(2.43)%
Dividends paid per share	0.50	0.45	11.11	1.40	1.35	3.70
Tax equivalent net interest income	$52,685	$48,540	8.54%	$150,017	$145,026	3.44%
Net charge-offs	656	4,810	(86.36)	2,160	7,450	(71.01)
Selected Financial Ratios:
Return on average assets	1.11%	1.12%	(0.01)	1.06%	1.19%	(0.13)
Return on average equity (1)	13.45	13.40	0.05	12.71	14.12	(1.41)
Average equity to average assets (1)	8.21	8.36	(0.15)	8.34	8.40	(0.06)
Net interest margin (2)	3.76	3.81	(0.05)	3.70	3.94	(0.24)
Operating efficiency ratio (3)	59.50	58.65	0.85	60.95	58.67	2.28
Net charge-offs to average loans and leases	0.06	0.49	(0.43)	0.07	0.26	(0.19)

	September 30, 2004	September 30, 2003		December 31, 2003	Change
Balance Sheet Data:
Total assets	$5,963,700	$5,534,610	7.75%	$5,673,709	5.11%
Securities (4)	1,186,426	1,203,495	(1.42)	1,314,440	(9.74)
Loans and leases (5)	4,430,092	3,939,102	12.46	3,964,015	11.76
Total deposits	4,098,124	3,908,985	4.84	4,050,976	1.16
Short-term borrowings	893,900	654,595	36.56	639,358	39.81
Long-term debt	426,921	460,377	(7.27)	460,158	(7.22)
Total shareholders' equity and redeemable Class A
common stock	494,246	454,015	8.86	467,427	5.74
Per share book value of common stock	41.19	37.83	8.86	38.95	5.74
Asset Quality:
Reserve for credit losses	$62,345	$61,725	1.00%	$58,906	5.84%
Nonperforming assets	16,445	27,716	(40.67)	23,936	(31.30)
Nonperforming assets to total loans, leases
and OREO	0.37%	0.70%	(0.33)	0.60%	(0.23)
Reserve to nonperforming loans and leases	428.81	269.22	159.59	289.63	139.18
Reserve to total loans and leases	1.41	1.57	(0.16)	1.49	(0.08)

(1) (2) (3) (4) (5)	Calculation includes shareholders' equity and redeemable class A common stock.
Tax-equivalent basis (TEB).
Noninterest expense as a percentage of tax-equivalent net interest income and noninterest income.
Includes securities held-to-maturity and securities available-for-sale.
Net of unearned discount and includes nonaccrual loans and leases.

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Bremer Reports Third Quarter 2004 Earnings

BREMER FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY BALANCE SHEET AND INCOME STATEMENT
(dollars in thousands)

	Three months ended September 30,				Nine months ended September 30,
	2004		2003		2004		2003
	Average Balance	Average Rate/ Yield (1)	Average Balance	Average Rate/ Yield (1)	Average Balance	Average Rate/ Yield (1)	Average Balance	Average Rate/ Yield (1)
Summary Average Balance Sheet:
Total loans and leases (2)	$4,324,079	5.83%	$3,862,828	6.03%	$4,134,219	5.78%	$3,765,172	6.24%
Total securities (3)	1,221,600	3.84	1,169,453	3.85	1,269,699	3.80	1,134,157	4.27
Total other earning assets	21,778	1.21	20,756	1.21	17,048	1.28	16,447	1.55

Total interest earning assets (4)	$5,567,457	5.38%	$5,053,037	5.50%	$5,420,966	5.30%	$4,915,776	5.77%
Total noninterest earning assets	336,200		368,336		346,638		373,746

Total assets	$5,903,657		$5,421,373		$5,767,604		$5,289,522

Noninterest bearing deposits	$762,582		$691,714		$725,259		$651,875
Interest bearing deposits	3,324,248	1.53%	3,112,816	1.55%	3,307,185	1.51%	3,078,765	1.70%
Short-term borrowings	860,356	1.40	626,764	1.21	769,625	1.26	556,297	1.27
Long-term debt	426,262	6.25	478,241	6.17	440,326	6.23	489,489	6.21

Total interest bearing liabilities	$4,610,866	1.94%	$4,217,821	2.03%	$4,517,136	1.93%	$4,124,551	2.17%
Other noninterest bearing liabilities	45,115		58,423		44,223		68,891
Minority interest	150		150		150		150
Total shareholders' equity and redeemable
Class A common stock	484,944		453,265		480,836		444,055

Total liabilities and equity	$5,903,657		$5,421,373		$5,767,604		$5,289,522

	Three months ended September 30,				Nine months ended September 30,
	2004	2003	$ Change	% Change	2004	2003	$ Change	% Change
Summary Income Statement:
Total interest income	$73,038	$68,022	$5,016	7.37%	$208,864	$206,036	$2,828	1.37%
Total interest expense	22,541	21,543	998	4.63	65,175	67,063	(1,888)	(2.82)

Net interest income	50,497	46,479	4,018	8.64	143,689	138,973	4,716	3.39
Provision for credit losses	1,713	4,220	(2,507)	(59.41)	5,599	10,376	(4,777)	(46.04)

Net interest income after provision for credit losses	48,784	42,259	6,525	15.44	138,090	128,597	9,493	7.38
Service charges	8,301	7,605	696	9.15	23,396	22,337	1,059	4.74
Insurance	2,401	2,366	35	1.48	7,316	6,390	926	14.49
Investment management and trust fees	2,684	2,515	169	6.72	8,048	7,299	749	10.26
Brokerage	1,458	1,303	155	11.90	4,774	3,885	889	22.88
Gain on sale of loans	2,352	6,259	(3,907)	(62.42)	7,779	16,779	(9,000)	(53.64)
Gain on sale of securities	4	16	(12)	(76.69)	2,072	5,855	(3,783)	(64.61)
Other	2,062	2,416	(354)	(14.58)	5,605	5,200	405	7.79

Total noninterest income	19,262	22,480	(3,218)	(14.31)	58,990	67,745	(8,755)	(12.92)
Salaries and wages	20,110	19,757	353	1.79	60,105	57,644	2,461	4.27
Employee benefits	5,466	5,236	230	4.39	16,610	17,507	(897)	(5.12)
Occupancy	2,902	2,820	82	2.91	8,963	8,410	553	6.58
Furniture and equipment	2,606	2,764	(158)	(5.72)	7,760	7,836	(76)	(0.97)
Data processing fees	2,830	2,668	162	6.07	8,173	7,651	522	6.82
FDIC premiums and examination fees	516	443	73	16.48	1,436	1,319	117	8.87
Amortization of intangibles	685	717	(32)	(4.46)	2,054	2,150	(96)	(4.47)
Other	7,694	7,246	448	6.18	22,292	22,313	(21)	(0.09)

Total noninterest expense	42,809	41,651	1,158	2.78	127,393	124,830	2,563	2.05

Income before income tax expense	25,237	23,088	2,149	9.31	69,687	71,512	(1,825)	(2.55)
Income tax expense	8,836	7,777	1,059	13.62	23,942	24,626	(684)	(2.78)

Net income	$16,401	$15,311	$1,090	7.12%	$45,745	$46,886	$(1,141)	(2.43)%

(1) (2) (3) (4)	Calculation is based on interest income including $2,188 and $2,061 for the three months ended September 30, 2004 and September 30, 2003 and $6,328 and $6,053 for the nine months ended September 30, 2004 and September 30, 2003 to adjust to a fully taxable basis using the federal statutory rate of 35%.
Net of unearned discount and includes nonaccrual loans and leases.
Excluding net unrealized gain (loss) on securities available-for-sale.
Before deducting the reserve for credit losses.